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                                                                   EXHIBIT 10.36



                                 THIRD AMENDMENT
                                       OF
                     TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

                        (Effective as of October 1, 1998)



                  WHEREAS, Taylor Capital Group, Inc. (the "Company") maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the "Plan"); and

                  WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the plan (the "Committee") by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

                  1. Effective January 1, 2001, by substituting the following for subsection 3.4 of the Plan:

         "3.4. EARNINGS

         Unless stated otherwise, a participant's 'earnings' for a plan year means all compensation paid to the participant for services rendered to an Employer as an employee as reported on the participant's Federal wage and tax statement (Form W-2), including (i) the participant's income deferral contributions made during the plan year under this
         Plan, and (ii) all salary reductions made during the plan year pursuant to an arrangement maintained by an Employer under Section 125 of the Code,
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         but excluding (iii) disability payments (short term or long term), (iv)
         non-qualified deferred compensation amounts, (v) stock based compensation, including any dividends paid on restricted shares and any other payments from any such plans or programs, (vi) severance payments, and (vii) any other 'fringe' benefit (as defined by the Committee). In no event, however, shall the amount of a Participant's earnings taken into account for purposes of the plan for any plan year exceed the dollar limitation in effect under Code Section 410(a)(17)
         (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 410(a)(17) and which is $170,000 for the 2001 plan year)."

                  2. Effective as of January 1, 2000, by substituting the following for the fourth sentence in the second paragraph of subsection 11.3 of the Plan:

         "Notwithstanding any provision of the Plan to the contrary, if a participant's vested account balances exceed $5,000 at the time a distribution under subsection 11.1 is to commence, distributions may not be made to the participant before age 65 without the participant's consent."

                  IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 20th day of December, 2000.


                                 /s/ Melvin Pearl
                                 ---------------------------------------
                                 On behalf of the Committee as Aforesaid



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